UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

On November 16, 2007, the Board of Directors of the Federal Home Loan Bank of Indianapolis (“Bank”) approved the offering of a Key Employee Severance Agreement to Cindy L. Konich, Senior Vice President and Chief Financial Officer. A copy of the Key Employee Severance Agreement (“Agreement”) is included as Exhibit 99.1 to this report.

Note that, as announced in the Current Report on Form 8-K filed on October 23, 2007, and provided as Exhibit 10.6 to the Quarterly Report on Form 10-Q filed on November 13, 2007, the Bank also offered Key Employee Severance Agreements to other identified senior officers. The Bank is now making a technical correction to Section 4 (a) (i) as provided in Ms. Konich’s Agreement. This technical correction is intended to avoid the inadvertent double counting of employee deferred income under the previous agreements’ compensated termination calculations. The Agreement attached to this filing is the form of contract to be provided to all identified senior officers.

The Agreements, when accepted, will be effective on December 1, 2007.

Item 9.01.	Financial Statements and Exhibits

Key Employee Severance Agreement effective December 1, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Chief Accounting Officer

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